Exhibit j

                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 12, 2000, relating to the financial statements and financial highlights which appears in the August 31, 2000 Annual Report to Shareholders of Phoenix Equity Series Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 11, 2000